Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined balance sheet as of March 31, 2014 and unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2014 and the year ended December 31, 2013 reflect the following transactions:

•	the issuance and sale by Compressco Partners, L.P. (the “Partnership”), a consolidated subsidiary of TETRA Technologies, Inc. (“TETRA” or the “Company”), of 15,280,000 common units representing limited partner interests in the Partnership (the “Common Units”) for aggregate gross proceeds of approximately $359.1 million based on a price to the public of $23.50 per Common Unit, the issuance and sale of an additional 2,292,000 Common Units purchased by the underwriters upon the exercise of an over-allotment option granted to the underwriters for aggregate gross proceeds of approximately $53.9 million (collectively, the “Partnership Equity Offering”), and the contribution by the Partnership’s general partner of approximately $8.4 million in order to maintain its approximate 2.0% general partner interest;

•	the Partnership’s issuance and sale of $350 million aggregate principal amount of 7.25% Senior Notes due 2022 (the “Notes”) on August 4, 2014 (the “Partnership Note Offering”) in connection with the financing of the CSI Acquisition (as herein defined);

•	the consummation of the Partnership’s acquisition of all of the capital stock of Compressor Systems, Inc. (“CSI”) on August 4, 2014 (the “CSI Acquisition”) for cash consideration in the amount of approximately $825.0 million, subject to adjustment for working capital and other matters, including the termination and non-assumption of any of CSI’s existing long-term indebtedness. The following table summarizes the preliminary allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed at the date of the CSI Acquisition (in thousands):

Current assets	$112,147
Property and equipment	559,507
Intangible and other assets	236,738

Total assets acquired	908,392

Current liabilities	83,392
Long-term debt	—
Other long-term liabilities	—

Total liabilities assumed	83,392

Net assets acquired	$825,000

We estimate that the Partnership incurred approximately $8.0 million of acquisition costs in connection with the CSI Acquisition. The allocation of the purchase price is preliminary and subject to revisions. Accordingly, upon the final allocation of the purchase price to the acquired assets, it is possible that the fair values of assets acquired and liabilities assumed could differ from those presented in the unaudited pro forma condensed combined financial statements and such differences could be material.

•	the Partnership’s repayment in full of all borrowings outstanding under its then existing credit agreement entered into on October 15, 2013 (the “Former Credit Agreement”); and

•	the Partnership’s entering into a new revolving Credit Agreement (the “New Credit Agreement”) among the Partnership and Compressco Partners Sub, Inc., a wholly owned subsidiary of the Partnership, as borrowers, the lenders from time to time a party thereto, Bank of America, N.A. in its capacity as administrative agent, collateral agent, letter of credit issuer and swing line issuer, and the other parties thereto, on August 4, 2014, and the initial borrowings thereunder in connection with the financing of the CSI Acquisition.

The following unaudited pro forma condensed combined balance sheet of the Company has been prepared to give effect to the CSI Acquisition as if it occurred on March 31, 2014. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2014, and the year ended December 31, 2013, have been prepared to give effect to the CSI Acquisition as if it occurred on January 1, 2013.

Adjustments for the above-listed transactions on an individual basis are presented in the notes to the unaudited pro forma financial statements. Certain information normally included in the financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) has been condensed or omitted in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited pro forma financial statements and accompanying notes should be read in conjunction with the historical financial statements and related notes thereto appearing elsewhere herein.

The unaudited pro forma condensed combined financial statements do not purport to be indicative of the results of operations or financial position that we actually would have achieved if the transactions had been consummated on the dates indicated, nor do they project our results of operations or financial position for any future period or date.

TETRA TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2014

(in thousands)

	Historical	CSI Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$30,302	$1,559	$20,216	(A)	$52,077
Restricted cash	9,070	—	—		9,070
Trade accounts receivable, net	169,555	32,612	—		202,167
Deferred tax asset	13,002	4,870	(4,870	)(B)	13,002
Inventories	98,325	75,443	—		173,768
Assets held for sale	2,536	—	—		2,536
Prepaid expenses and other current assets	27,660	2,533	—		30,193

Total current assets	350,450	117,017	15,346		482,813
Property, plant, and equipment
Land and building	42,982	69,695	9,806	(C)	122,483
Machinery and equipment	699,878	623,212	114,444	(C)	1,437,534
Automobiles and trucks	55,772	—	1,975	(C)	57,747
Chemical plants	175,693	—	—		175,693
Construction in progress	24,193	—	—		24,193

Total property, plant, and equipment	998,518	692,907	126,225		1,817,650
Less accumulated depreciation	(415,702)	(259,625)	—		(675,327)

Net property, plant, and equipment	582,816	433,282	126,225	(C)	1,142,323
Other assets:
Goodwill	202,882	—	166,083	(D)	368,965
Patents, trademarks and other intangible assets, net	54,853	—	69,100	(E)	123,953
Deferred tax assets	2,888	—	—		2,888
Other assets	24,397	1,555	15,725	(E)	41,677

Total other assets	285,020	1,555	250,908		537,483

Total assets	1,218,286	551,854	392,479		2,162,619

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	89,387	34,666	—		124,053
Accrued liabilities	71,169	48,726	—		119,895
Decommissioning and other asset retirement obligations, net	31,326	—	—		31,326

Total current liabilities	191,882	83,392	—		275,274
Other Liabilities:
Long-term debt	389,974	95,803	408,577	(F)	894,354
Deferred income taxes	11,071	113,308	(113,308	)(B)	11,071
Decommissioning and other asset retirement obligations, net of current portion	15,841	—	—		15,841
Other liabilities	19,871	—	—		19,871

Total long-term liabilities	436,757	209,111	295,269		941,137
Equity:
Common stock	814	18	(18	)(H)	814
Additional paid-in capital	236,307	14,455	(14,455	)(H)	236,307
Treasury Stock	(15,788)	—	—		(15,788)
Accumulated other comprehensive income (loss)	(6,370)	(378)	378	(H)	(6,370)
Retained earnings	333,102	245,256	(245,256	)(H)	333,102

Total TETRA Stockholders’ Equity	548,065	259,351	(259,351)		548,065
Non-Controlling Interest	41,582	—	356,561	(G)	398,143

Total equity	589,647	259,351	97,210		946,208

Total liabilities and equity	1,218,286	551,854	392,479		2,162,619

TETRA TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTH ENDED MARCH 31, 2014

(in thousands, except per share amounts)

	Historical	CSI Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Product Sales	$76,752	$46,417	—		$123,169
Service and rentals	136,105	46,614	—		182,719

Total Revenues	212,857	93,031	—		305,888

Cost of revenues:
Cost of product sales	65,029	39,523	—		104,552
Cost of services and rentals	99,938	22,936	—		122,874
Depreciation, amortization, and accretion	23,040	9,858	2,102	(C)	37,486
			2,486	(E)

Total cost of revenues	188,007	72,317	4,588		264,912

Gross profit	24,850	20,714	(4,588)		40,976
General and administrative expense	33,420	8,561	—		41,981
Interest expense, net	4,711	342	6,507	(I)	12,205
			1,142	(J)
			266	(K)
			(763	)(L)
Other expense (income), net	(2,598)	(191)	—		(2,789)

Income (loss) before income tax provision	(10,683)	12,002	(11,740)		(10,421)
Provision (benefit) for income taxes	(4,593)	4,380	(4,230	)(M)	(4,443)

Net income (loss)	$(6,090)	$7,622	$(7,510)		$(5,978)
Less: income attributable to noncontrolling interest	(844)	—	(2,132	)(N)	(2,976)

Net income attributable to TETRA stockholders	$(6,934)	$7,622	$(9,642)		$(8,954)

Net income per common share:
Basic	$(0.09)				$(0.11)
Diluted	$(0.09)				$(0.11)
Average shares outstanding:
Basic	78,306				78,306
Diluted	78,306				78,306

TETRA TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands, except per share amounts)

	Historical	CSI Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Product Sales	$300,145	$152,969	—		$453,114
Service and rentals	609,253	178,530	—		787,783

Total Revenues	909,398	331,499	—		1,240,897

Cost of revenues:
Cost of product sales	282,704	128,600	—		364,990
Cost of services and rentals	400,739	82,286	—		529,339
Depreciation, amortization, and accretion	80,985	37,726	8,406	(C)	137,061
			9,944	(E)
Impairment of long-lived assets	9,578	—	—		9,578

Total cost of revenues	774,006	248,612	18,350		1,040,968
Gross profit	135,392	82,887	(18,350)		199,929
General and administrative expense	131,466	31,792	—		163,258
Interest expense, net	17,121	1,256	26,028	(I)	46,718
			4,566	(J)
			1,063	(K)
			(3,316	)(L)
Other expense (income), net	(13,067)	(695)	—		(13,762)

Income (loss) before income tax provision	(128)	50,534	(46,691)		3,715
Provision (benefit) for income taxes	(3,454)	16,966	(16,627	)(M)	(3,115)

Income (loss) before discontinued operations	3,326	33,568	(30,064)		6,830
Income (loss) from discontinued operations	(1)	273	—		272

Net income (loss)	3,325	33,841	(30,064)		7,102
Less: income attributable to noncontrolling interest	(3,172)	—	(9,397	)(N)	(12,569)

Net income (loss) attributable to TETRA stockholders	$153	$33,841	$(39,461)		$(5,467)

Income before discontinued operations per common share:
Basic	$0.00				$(0.07)
Diluted	$0.00				$(0.07)
Averages shares outstanding:
Basic	77,954				77,954
Diluted	78,840				77,954

Pro Forma Adjustments

A.	Reflects the impact of the following transactions:

•	$825 million of the preliminary cash consideration paid for the CSI acquisition. The final cash consideration is subject to certain working capital and other adjustments.

•	$337.8 million of net cash proceeds from the Partnership Note Offering, after deducting $5.2 million discount and related transaction fees.

•	$359.1 million of gross cash proceeds from the Partnership Equity Offering which includes approximately $32.7 million of cash proceeds from the contribution from Compressco Partners GP Inc., the Company’s indirect wholly-owned subsidiary and general partner of the Partnership, in return for Common Units and $53.9 million gross cash proceeds from the exercise of the underwriters’ over-allotment option. In addition, $15.7 million of underwriting discounts and estimated offering expenses were incurred in the Equity Offering.

•	Approximately $8.4 million of cash proceeds from the contribution by Compressco Partners GP in order to maintain its approximate 2.0% general partner interest.

•	$32.2 million repayment of the Partnership’s Former Credit Agreement.

•	$206.8 million of borrowings under the Partnership’s New Credit Agreement, and $5.7 million of estimated financing expenses.

•	$8.0 million of expenses related to the CSI Acquisition.

•	$40.0 million of borrowings by the Company.

B.	The Partnership and seller of CSI will make a joint Section 338(h)(10) election to treat the purchase of CSI as an asset acquisition for U.S. federal income tax purposes. Therefore, no deferred tax assets or liabilities have been recorded on the opening balance sheet. As such, adjustments have been made to eliminate historical book/tax differences.

C.	Reflects fair value adjustments for property, plant and equipment acquired and related pro forma depreciation expense adjustments. Pro forma depreciation expense is calculated based on an average remaining useful life of 15 years for the acquired assets (in thousands).

	Property, plant and equipment			Depreciation Expense
	Historical Amounts	Fair Value	Fair value adjustments	For the three months ended March 31, 2014	For the year ended December 31, 2013
Land	$1,126	$1,245	$119	$—	$—
Buildings and improvements	21,208	29,914	8,706	145	580
Compressors	404,473	516,526	112,053	1,868	7,470
Machinery and equipment	2,994	5,385	2,391	40	159
Vehicles/rolling stock	1,786	3,761	1,975	33	132
Office furniture and equipment	773	1,752	979	16	65
Leasehold improvements	—	2	2	—	—
Construction in progress	922	922	—	—	—

Total	$433,282	$559,507	$126,225	$2,102	$8,406

D.	Reflects the goodwill related to the CSI Acquisition. Please see discussion above for further details on the preliminary purchase price allocation.

E.	Reflects the fair value of acquired identifiable intangible assets and deferred financing costs related to the Partnership Note Offering and related amortization expense adjustments, as follows (in thousands):

			Amortization expense
	Fair Value	Remaining useful life (years)	For the three months ended March 31, 2014	For the year ended December 31, 2013
Intangible Assets:
Backlog	$800	1.5	$133	$533
Trade name	33,000	10	825	3,300
Customer relationships	35,300	9.5	929	3,716

Total Intangible Assets	69,100		1,887	7,549

Deferred financing costs:
Senior Notes	10,000	8	313	1,250
New Credit Agreement	5,725	5	286	1,145

Total deferred financing costs	15,725		599	2,395

Total	$84,825		$2,486	$9,944

F.	Reflects the repayment of the Partnership’s Former Credit Agreement of $32.2 million and entry into the Partnership’s New Credit Agreement and the Partnership’s initial borrowings thereunder of $206.8 million (prior to the underwriters exercise of the over-allotment option for 2,292,000 Common Units for $53.9 million), repayment of CSI related party debt prior to the CSI Acquisition of $95.8 million, and also the issuance of the Notes of $350.0 million, including a discount of $5.2 million and Company borrowings of $40.0 million to purchase Common Units in the Partnership Equity Offering and to fund General Partner capital contributions to the Partnership.

Also included is the repayment of $55 million of the Partnership’s New Credit Facility, following the Partnership’s issuance of an additional 2,292,000 Common Units in connection with the underwriters’ exercise of the over-allotment option.

G.	Reflects the Partnership Equity Offering of approximately $359.1 million of the Partnership’s Common Units (15,280,000 Common Units based on a price to the public of $23.50 per unit, and $13.6 million of underwriting discounts and estimated offering expenses and $8.0 million of expenses related to the CSI Acquisition) plus the 2,292,000 of additional common units that were purchased by the underwriters upon exercise of the over-allotment option. In addition, the adjustment reflects an $8.4 million contribution from Compressco Partners GP Inc. to maintain its approximate 2.0% general partner interest.

H.	Reflects the elimination of CSI’s historical stockholders’ equity balances.

I.	Reflects the additional interest expense related to the Partnership Note Offering based on an interest rate of 7.25%.

J.	Reflects the increase in Partnership interest expense due to the borrowings under the New Credit Agreement.

K.	Reflects the increase in pro forma interest related to additional debt for TETRA incurred to fund the purchase of Common Units by a subsidiary of TETRA and to fund the additional capital contributions by Compressco Partners GP Inc. into the Partnership.

L.	Reflects the total decrease to interest expense of $0.3 million and $1.0 million for the three months ended March 31, 2014, and the year ended December 31, 2013, respectively, as a result of a repayment under the Partnership’s Former Credit Agreement and the reduction to interest expense related to the termination of CSI’s long-term debt prior to the closing of the CSI Acquisition of $0.5 million and $2.3 million for the three months ended March 31, 2014, and the year ended December 31, 2013, respectively.

M.	Reflects the tax impact of the CSI Acquisition based on a blended statutory rate of approximately 36.4% and adjustments to the tax provision for additional interest expense.

N.	Reflects the change in non-controlling interest for the three months ended March 31, 2014 and for the year ended December 31, 2013.